Exhibit 99.1
rue21, inc. Announces Third Quarter Fiscal 2010 Financial Results
Third Quarter Net Sales Increased 19.5% with Comparable Store Sales Increasing 1.8%
Management Raises Fiscal 2010 Earnings Guidance
Warrendale, PA — December 1, 2010 — rue21, inc. [NASDAQ: RUE] today announced its financial results for the third quarter and fiscal year-to-date ended October 30, 2010.
Highlights for the Quarter:
•	Net sales increased 19.5% to $163.9 million from $137.1 million for the comparable period a year ago, which ended October 31, 2009.

•	Comparable store sales increased 1.8% on top of a 13.5% increase for the same period in 2009.

•	The Company opened 33 stores in the quarter versus 29 in the same period last year. The Company converted an additional 9 stores to the rue21 etc! format versus 7 in the same period last year, and ended the quarter with 628 stores.

•	Gross margin increased 40 bps to 36.6% from 36.2% in the third quarter of fiscal 2009, driven by a merchandise margin increase of 60 bps.

•	Selling, general and administrative expenses increased 21.4% to $42.6 million, which included incremental public company and share-based compensation costs of $1.1 million.

•	Third quarter net income increased 19.5% to $7.1 million from $6.0 million in the third quarter of fiscal 2009. Adjusting for incremental public company expenses and share-based compensation costs in the third quarter of fiscal 2010, net income increased 29.4%.

•	Diluted earnings per share were $0.29 in the third quarter of fiscal 2010 compared to diluted earnings per share of $0.26 in the third quarter of fiscal 2009.

•	Average diluted shares outstanding were 25.0 million in the third quarter of fiscal 2010 versus 23.1 million in the third quarter of fiscal 2009.

•	The Company ended the third quarter of fiscal 2010 with $18.7 million in cash and cash equivalents, and with no long-term debt.
Highlights for the Fiscal Year-to-Date:
•	Net sales increased 20.1% to $444.6 million from $370.2 million for the comparable period a year ago, which ended October 31, 2009.

•	Comparable-store sales for the period increased 2.4% on top of a 7.4% increase for the same period in 2009.

•	Year-to-date the Company has opened 95 stores, closed 2 stores, and converted 31 stores to the rue21 etc! format.

•	Gross margin increased 170 bps from the comparable period in 2009.

•	Operating margin increased to 7.2% of net sales from 6.5% of net sales for the comparable period in 2009.

•	Year-to-date net income increased 35.4% to $19.4 million from $14.3 million for the comparable period in 2009. Adjusting for incremental public company expenses and share-based compensation costs, year-to-date net income increased 52.2%.

Bob Fisch, rue21’s President and CEO, stated: “We are pleased to report strong total sales and profit growth this quarter. We continue to successfully deliver fashion and quality at a great value to underserved communities while at the same time building our presence and market share in larger markets. We have exciting initiatives to drive the sales this holiday season, and we believe that rue21’s increasing brand awareness combined with the strength of our product categories and assortments will allow us to achieve our goals.”
Outlook:
For fiscal 2010, the Company is raising its full year guidance based on third quarter results, and expects diluted earnings per share to be in the range of $1.17 to $1.20 as compared to $0.96 in fiscal 2009. This incorporates 25.0 million average diluted shares expected for fiscal 2010 as compared to 23.0 million average diluted shares in fiscal 2009. For the fourth quarter, the Company currently expects total sales growth in the range of 19% to 21%. Diluted earnings per share for the fourth quarter are expected to be in the range of $0.40 to $0.43 based on 25.0 million average diluted shares expected for the fourth quarter as compared to 24.3 million average diluted shares for the fourth quarter of fiscal 2009.
Conference Call Information:
A conference call to discuss third quarter fiscal 2010 financial results is scheduled for today, December 1, 2010 at 4:30 PM Eastern Time. To participate, dial toll-free (888) 378-4439 or 1-719-325-2353 (international). The conference call will also be webcast live at www.rue21.com under the Investor Relations section. A replay of this call will be available on the Investor Relations section of the Company’s website, www.rue21.com, within two hours of the conclusion of the call and will remain on the website for ninety days.
About rue21, inc.
rue21 is a leading specialty apparel retailer offering exclusive branded merchandise and the newest trends at a great value. At the end of the third quarter of fiscal 2010, the Company operated 628 stores in 44 states. Learn more at www.rue21.com.
Forward Looking Statements:
Certain statements herein, including statements relating to future store openings and growth strategies, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, consumer spending, our ability to effectively identify and respond to changing fashion trends, our ability to compete with other retailers, our strategy and expansion plans, implementation of systems upgrades, reliance on key personnel, trade restrictions, events that may affect our vendors or their ability to finance their operations, availability of suitable new store locations and other factors which are set forth in the Company’s Annual Report on Form 10-K filed March 31, 2010, and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures:
Management has presented its operating results in accordance with GAAP and on an “adjusted” (or non-GAAP) basis for the thirteen week and thirty-nine week periods ended October 30, 2010. The Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses these non-GAAP financial measures in connection with assessing its financial performance. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in conformity with GAAP.
Contact:
Joseph Teklits / Melissa Mackay
ICR, Inc
203-682-8200
jteklits@icrinc.com

rue21, inc. and subsidiary
Condensed Consolidated Statements of Income

	Thirteen weeks ended		Thirty-nine weeks ended
	October 30,	October 31,	October 30,	October 31,
	2010	2009	2010	2009
	(Unaudited)
	(in thousands, except per share data)

Net sales	$163,913	$137,110	$444,635	$370,214
Cost of goods sold (includes certain buying, occupancy and distribution center expenses)	103,860	87,539	277,807	237,733

Gross profit	60,053	49,571	166,828	132,481

Selling, general, and administrative expense	42,637	35,135	118,668	96,217
Depreciation and amortization expense	5,666	4,420	15,937	12,194

Income from operations	11,750	10,016	32,223	24,070

Interest expense, net	50	136	172	433

Income before income taxes	11,700	9,880	32,051	23,637

Provision for income taxes	4,557	3,902	12,696	9,342

Net income	$7,143	$5,978	$19,355	$14,295

Basic income per common share	$0.29	$0.27	$0.80	$0.65
Diluted income per common share	$0.29	$0.26	$0.77	$0.63

Weighted average basic common shares outstanding	24,310	22,201	24,267	22,111
Weighted average diluted common shares outstanding	24,972	23,058	25,003	22,828

rue21, inc. and subsidiary
Condensed Consolidated Balance Sheets

	October 30,	January 30,	October 31,
	2010	2010	2009
	(Unaudited)
	(in thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$18,696	$26,751	$5,330
Accounts receivable	8,464	3,834	4,522
Merchandise inventory, net	113,247	72,693	87,182
Prepaid expenses and other current assets	9,705	6,783	6,422
Deferred tax assets	5,831	4,286	3,774

Total current assets	155,943	114,347	107,230
Property and equipment, net	89,303	73,147	70,836
Other assets	940	937	1,682

Total assets	$246,186	$188,431	$179,748

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$84,590	$59,963	$73,977
Accrued expenses and other current liabilities	14,502	14,384	10,762
Accrued payroll and related taxes	9,544	10,486	8,699
Deferred rent and tenant allowances, current portion	6,815	5,509	5,256
Accrued income and franchise taxes	4,165	2,401	532

Total current liabilities	119,616	92,743	99,226
Long-term liabilities:
Long-term debt	—	—	21,176
Deferred rent, tenant allowances and other long-term liabilities	33,261	23,991	22,983
Deferred tax liabilities	3,578	4,249	3,473

Total long-term liabilities	36,839	28,240	47,632

Total liabilities	156,455	120,983	146,858
Commitments and Contingencies
Stockholders’ equity:
Common stock— par value $0.001 per share; 200,000 shares authorized; 24,325 and 24,237 shares issued and outstanding at October 30, 2010 and January 30, 2010, respectively, par value $0.004 per share; 50,000 shares authorized; 22,511 shares issued and outstanding at October 31, 2009	24	24	90
Additional paid in capital	30,043	27,115	213
Retained earnings	59,664	40,309	32,587

Total stockholder’s equity	89,731	67,448	32,890
Total liabilities and stockholders’ equity	$246,186	$188,431	$179,748